UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 18, 2008
TRONOX INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-32669	20-2868245

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 N. Robinson, Suite 300
Oklahoma City, Oklahoma 73102
(Address of Principal Executive Offices, including Zip Code)
(405) 775-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 18, 2008, Tronox Incorporated (the “Company”) and its subsidiary Tronox Worldwide LLC (the “Borrower”) entered into the Second Amendment to Receivables Sale Agreement (“Amendment No. 2”) to the Receivables Sale Agreement (the “Agreement”) dated as of September 26, 2007. Amendment No. 2 amended the term “Scheduled Termination Date” in the Agreement to extend such date from September 24, 2008 to October 31, 2008. The Company and the Borrower entered into the amendment in connection with its evaluation of strategic options for its businesses. The Company’s evaluation of strategic options and the challenges it faces are described in its quarterly report on Form 10-Q for the quarterly period ended June 30, 2008 (including in the risk factors set forth therein) which was filed with the Securities and Exchange Commission. There is no assurance that the Company and the Borrower will be able to obtain additional amendments or waivers to the Agreement.
     The description for Amendment No. 2 is qualified in its entirety by the copy thereof attached as Exhibit 99.1 hereto and which is incorporated by reference herein.
     A copy of the Agreement was filed as Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the SEC on October 2, 2007. A copy of Amendment No. 1 to the Agreement was filed as an exhibit to the Company’s current report on Form 8-K filed on August 4, 2008.
Item 8.01. Other Events
     As previously reported, the Company has been notified by the New York Stock Exchange (“NYSE”) that it fails to meet the listing criteria for companies traded on the NYSE. The Company expects the NYSE to remove the shares of the Company’s common stock from trading on the NYSE on or before September 30, 2008. We expect, but there is no assurance, that shares of the Company’s common stock will begin trading over the counter (OTC). An OTC security is considered to be any equity security that is not listed on NYSE, NASDAQ or Amex. The OTC Bulletin Board is an electronic quotation system that displays quotes from broker dealers on many OTC securities.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Second Amendment to Receivables Sale Agreement, dated September 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRONOX INCORPORATED
Date: September 24, 2008
	By:	/s/ Michael J. Foster

	Name:	Michael J. Foster
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Second Amendment to Receivables Sale Agreement, dated September 18, 2008.

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